UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 22, 2021

AVITA Medical, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-39059	85-1021707
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

28159 Avenue Stanford, Suite 220, Valencia, CA 91355		661.367.9170
(Address of principal executive offices, including Zip Code)		(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	RCEL	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01 Entry into a Material Definitive Agreement.

AVITA Medical, Inc. (the “Company”) entered into an Executive Employment Agreement (the “Agreement”) with Michael Holder, with an effective date of March 22, 2021 (the “Effective Date”) as described in Item 5.02 below, which description shall be incorporated into this Item 1.01.

The description of the terms of the Agreement is qualified in its entirety by the full text of the Agreement, filed herewith as Exhibit 10.1 and incorporated herein by reference.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 22, 2021, the Company announced the appointment of Michael Holder as Chief Financial Officer, effective March 22, 2021. Mr. Holder will assume responsibility for overseeing the global finance, accounting, M&A, and investor relations functions and will be based in the Company’s Valencia office in California. Mr. Holder is a seasoned executive with more than 25 years of experience having served in senior financial, executive management, and board roles with leading private and public companies in the medtech, biotech, and pharma related industries. Most recently, Mr. Holder served as Chief Financial Officer with ImmuneCyte, Inc., a global clinical stage biopharmaceutical company with innovative cell and gene immune-oncology therapeutics. Prior to ImmuneCyte, Inc. Mr. Holder was Chief Executive Officer and Portfolio Manager at Carolina Longevity Institute, LLC, a global investment company focused on investments in medtech, biotech and pharma companies that improve health span and longevity. Prior to Carolina Longevity Institute, LLC, Mr. Holder was initially Chief Financial Officer and later Chairman and Chief Executive Officer at Organ Transport Systems, Inc., a medical device company, where he built the company from early stage through multiple financing rounds as well as research, regulatory, and commercial launch activities. Prior to Organ Transport Systems, Inc., Mr. Holder was the Chief Financial Officer of three public or private medtech and pharma related companies. Mr. Holder holds a Master of Business Administration from the Wharton School of Business at the University of Pennsylvania, a Bachelor of Science in Business Administration from the Kenan-Flagler Business School at the University of North Carolina., and previously obtained his CPA.

A copy of the Company’s press release is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Executive Employment Agreement

The Company entered into the Agreement with Mr. Holder, effective as of March 22, 2021, related to Mr. Holder’s service as the Chief Financial Officer. The Agreement has no specified term and will be on an at-will basis.

Base Salary. Mr. Holder will be paid an annual base salary of $425,000.00 per year, subject to applicable tax deductions and withholdings, beginning on the Effective Date of the Agreement and payable in regular installments in accordance with the customary payroll practices of the Company. Mr. Holder’s salary will be subject to annual review by the Company’s Board of Directors and may be increased in the sole discretion of the Board of Directors.

Annual Performance Bonus. In addition to the base salary, Mr. Holder shall be eligible to receive an annual performance bonus based upon the Company’s performance and Mr. Holder’s performance for the preceding year as measured against certain performance targets as mutually established. The annual performance bonus, if earned, shall be paid on or around the March timeframe of the following year. The amount of the annual performance bonus shall be 40% of Mr. Holder’s base salary. For 2021, Mr. Holder will be eligible to receive an annual performance bonus of up to 40% of the pro-rata share of the base salary (excluding any other bonus or compensation) Mr. Holder earned in 2021. At the sole discretion of the Company’s Board of Directors, Mr. Holder may be entitled to an additional amount of up to 50% of annual performance bonus based upon performance. For the annual performance bonus to be deemed earned, and in order to be eligible and entitled to receive any annual performance bonus payment, Mr. Holder must be employed by and not have given notice of resignation to the Company or have been given notice of termination by the Company at the time the annual performance bonus is determined and paid to Mr. Holder.

Relocation Expense. Mr. Holder shall be given a lump sum of $30,000 grossed up as subject to applicable federal, state, local taxes, and withholdings. Mr. Holder will be required to move to the Valencia area upon the opening up of business by the Governor of California or when employees are required to return to the workplace, whichever is earlier. Mr. Holder will be required to reimburse the Company in full should he fail to relocate to the Valencia area within three (3) months of the Company returning to the workplace following the current pandemic.

Equity. Subject to approval of the Company’s Board of Directors, Mr. Holder shall be eligible for 150,000 options which will vest as follows: 112,500 options will vest based on Mr. Holder achieving certain established metrics as agreed upon between Mr. Holder and the Chief Executive Officer of the Company; 37,500 options will vest based on Mr. Holder’s continued employment with the Company at a rate of 9,375 per year for four (4) years, commencing with the first 9,375 option installment, which will vest upon the completion of Mr. Holder’s first year of service. Any such equity grants shall be subject to the terms of a Share Purchase Agreement and the Company’s 2020 Omnibus Incentive Plan, which will be provided to Mr. Holder within thirty (30) days of the Effective Date.

The description of the terms of the Agreement is qualified in its entirety by the full text of the Agreement, filed herewith as Exhibit 10.1 and incorporated herein by reference.

Indemnification Agreement

In connection with Mr. Holder’s appointment as Chief Financial Officer described above, the Company has entered into an indemnification agreement with Mr. Holder in the form previously adopted by the Company’s Board of Directors for entry into with the Company’s directors and executive officers, which generally provides for the indemnification of such persons for all reasonable expenses and liabilities, including attorneys’ fees, judgments, penalties, fines and settlement amounts, incurred in connection with any action or proceeding brought against them by reason of the fact that they are or were serving in such capacity, to the extent indemnifiable under the law. The foregoing description of the Company’s standard form of indemnification agreement is a summary only and is qualified in its entirety by reference to the full text thereof, a copy of which was filed as Exhibit 10.1 to the Form 8-K12B filed by the Company with the Securities and Exchange Commission on June 30, 2020 and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description of Exhibit

10.1	Executive Employment Agreement with Michael Holder.

99.1	Press Release of AVITA Medical, Inc. dated March 22, 2021.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 22, 2021

AVITA MEDICAL, INC.

By:	/s/ Donna Shiroma
Name:	Donna Shiroma
Title:	General Counsel